UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

GCA I ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52431	14-1973529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 East 57th Street, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(646) 486-9772

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On May 7, 2008, GCA I Acquisition Corp., the registrant (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with each of Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of the Company that was incorporated on April 23, 2008 (the “Company Subsidiary”), Bixby Energy Systems, Inc. (“Bixby”), and Robert A. Walker, the President and Chief Executive Officer of Bixby (“Mr. Walker”). Bixby is a greater Minneapolis, Minnesota based private development-stage operating company with certain exclusive rights to various alternative energy related and other proprietary technologies. Although Bixby generated material revenues over the past two fiscal years (periods ending 5/26/07 and 5/27/06 respectively), it has incurred significant net losses for each of such years as reflected in the internally prepared financial statements included in the Merger Agreement. The revenues generated to date by Bixby have all been derived from two independently operated business units, one of which manufactures and sells biomass-based home-heating appliances but which has been in a production halt and inventory liquidation process for over one year, and the other of which is a water-softener salts regional sales and distribution operation in Minnesota. Bixby is currently in the process of making determinations as to whether to sell one or each of these businesses, continue them, or discontinue them, and is evaluating various options in this regard. Bixby’s current business plan centers around certain exclusive licensing rights that it has recently obtained to certain unique coal gasification and liquefaction technologies which, though not yet commercialized, are believed by Bixby management to hold certain commercial potential not only as alternative energy generation systems but also, and perhaps more significantly, in terms of certain of the systems byproduct generation of a high quality activated carbon that can be separately marketed. Although there can be no assurance, Bixby management believes that, if and when operational, certain of the businesses to be developed in connection with these newly acquired rights will carry relatively high gross revenue and gross margin potential.

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the contemplated Merger (the “Merger”), the Company Subsidiary will be merged with and into Bixby and the separate corporate existence of the Company Subsidiary will cease with Bixby continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. The consideration to be paid by the Company in connection with the Merger shall be the issuance by the Company of (A) a number of common shares such that, collectively, the total number of shares of common stock outstanding immediately following consummation of the Merger would equal four percent (4%) of the sum of (i) the number of shares of the Company then outstanding, plus (ii) the number of shares of Bixby common stock then outstanding on a fully-diluted basis, and (B) such other (non common stock) securities of Bixby as shall be effectively equivalent in terms of rights, preferences and privileges as those outstanding as of the consummation of the Merger (collectively, the “Merger Securities”). To the extent, therefore, that the Merger is consummated, a change of control of the Company shall have occurred.

The board of directors of the Company previously concluded affirmatively as to the fairness of the transaction to Company shareholders.

Each Bixby securityholder entitled to receive shares of Company common stock as a result of the Merger will receive them on the condition and subject to the requirement that, whether or not registered or otherwise eligible for resale, (i) ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to Five Percent (5%) …………………..…	Ninety (90) Days Following Closing
Up to Additional Five Percent (5%) …………	One Hundred and Eighty (180) Days Following Closing
Up to Additional Five Percent (5%) …………	Two Hundred and Seventy (270) Days Following Closing
Up to Additional Five Percent (5%) …………	Three Hundred and Sixty-Five (365) Days Following Closing
Up to Additional Ten Percent (10%) ………..	Four Hundred and Fifty-Five (455) Days Following Closing
Up to Additional Fifteen Percent (15%) ..……	Five Hundred and Forty-Five (545) Days Following Closing
Up to Additional Twenty Percent (20%) …….	Six Hundred and Thirty-Five (635) Days Following Closing
Up to Additional Twenty-Five Percent (25%)..	Seven Hundred and Thirty (730) Days Following Closing

and (ii) the remaining ten percent (10%) of such shares may be freely sold or transferred at any time following the Closing, provided, that such shares of Company common stock are, as a class, duly authorized and qualified for trading at the time of any such sale on the NASDAQ Capital Market and/or the OTCBB.

Among other conditions, consummation of the Merger is subject to (i) the Company’s preparation and filing of, and causing to be declared effective, a registration statement on Form S-4 covering the issuance by the Company of all of the Merger Securities to Bixby securityholders, (ii) Bixby shareholder approval based on a recommendation by the Bixby board of directors to its shareholders to vote in favor of the transaction following preparation and delivery of an appropriate proxy statement, (iii) no more than 20% of Bixby dissenting shareholders exercising their rights of appraisal, (iv) Bixby delivering to the Company an opinion of counsel that the Merger will qualify as a tax-free reorganization, (v) the filing by the Company and mailing to Company shareholders of a Schedule 14f information statement followed by a statutorily mandated 10 day waiting period thereafter, and (vi) Bixby receiving resignations of each of the officers of the Company, effective in each case as of the closing.

In accordance with its terms, the Merger Agreement may only be terminated by Bixby if (i) Bixby’s Stockholders shall have failed to duly approve the Merger and the Merger Agreement within a reasonable period following good faith compliance by it with certain of its obligations, or (ii) the Company breaches any representation, warranty, covenant or agreement on its part contained in the Merger Agreement which breach is not curable by the Company through its best efforts and for so long as the Cmpany continues to exercise such best efforts.

Among other provisions, the Merger Agreement contains an indemnification provision pursuant to which the Company and Mr. Walker, shall, jointly and severally indemnify, defend and hold harmless each officer, director or employee of the Company as of the closing of the Merger against all amounts that are paid in settlement of or in connection with any claim or proceeding that is based in whole or in part on, or which arises in whole or in part out of, the fact that such individual is or was a director, officer or employee of the Company, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the closing of the Merger. In addition, and in accordance with the Merger Agreement, it was agreed that, because irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms thereof, in addition to other remedies, each of the parties will be entitled to specific performance.

In accordance with certain provisions of the Merger Agreement, Bixby shall pay all of the reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses of the Company associated with the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of the Merger Agreement through the earlier of the closing of the Merger or the termination of the Merger Agreement. In addition, Bixby shall pay the reasonable legal, accounting, independent auditing, and EDGARization/printing service fees of the Company in connection with the preparation, filing and dissemination of the Form S-4 registration statement to be filed in connection with the issuance of the Merger Securities and all related federal and state securities law compliance associated with the Merger. To date, accounting, independent auditing, and EDGARization service fees have constituted the overwhelming majority of material operating expenses of the Company, and it is expected by Company management that, going forward until such time as the Merger shall be consummated, if at all, these same items of expense, as well as legal fees, shall constitute the overwhelming majority of material operating expenses. As part of the provisions in the Merger Agreement relating to Bixby’s agreement to pay these fees and expenses, the Company has been granted the right, within its discretion, to employ as legal counsel M.M. Membrado, PLLC, an affiliate of Michael M. Membrado, the record holder of 2,500,000 shares of the Company common stock (representing 50% of the total outstanding Company capital stock) and currently the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director of the Company.

The Merger Agreement contains an obligation on the part of the Company following the closing to register for resale the shares of common stock owned by the shareholders of the Company immediately prior to the closing.

The Merger Agreement further contains such other representations, warranties, covenants, agreements and conditions to closing as are in many cases customary in similar agreements.

In connection with the Merger Agreement, and contemporaneously therewith, the Company and Mr. Walker entered into a definitive Voting Agreement (the “Voting Agreement”) pursuant to which, in connection with any shareholder vote or written action by Bixby in relation to the Merger, Mr. Walker shall be obligated to vote in favor of the Merger all of the shares of Bixby common stock over which he maintains voting control. As part of the Voting Agreement, and until the Merger is consummated or the Merger Agreement is terminated, if at all, Mr. Walker has also personally committed to voting against any actions that would (i) give rise to any breach of any representation, warranty, covenant or obligation of Bixby contained in the Merger Agreement, or (ii) a variety of specific corporate actions on the part of Bixby that would materially interfere with the Merger or have a material effect on Bixby.

The Voting Agreement contains such other representations, warranties, covenants and agreements as are in many cases customary in similar agreements.

The foregoing description of the Merger Agreement and Voting Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement and Voting Agreement themselves, copies of which are annexed to this Current Report on Form 8-K/A as Exhibits 10.1 and 10.2 respectively and incorporated herein by reference.

Between January, 2006 and March, 2008, Greyline Capital Advisors, LLC, a New York based private corporate advisory and consulting firm of which Michael M. Membrado, our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director, is an affiliate (“Greyline”), was paid a total of $265,000 in cash fees pursuant to two separate, consecutive agreements involving advisory work in relation to Bixby’s interest and initiatives in becoming a public company and related matters of corporate finance (the “Greyline Advisory Agreements”). None of the fees paid by Bixby to Greyline under the Greyline Advisory Agreements involved any kind of compensation for any specific capital-raising consummated by Bixby or for the furnishing of any specific public vehicle (including the Company), and no compensation was paid in any form other than cash. Since March 2008, no compensation has remained payable under the Greyline Advisory Agreements, and the second of such agreements terminated in accordance with its specific terms as of November 2007.

Item 9.01 - Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger among GCA I Acquisition Corp., Bixby Energy Acquisition Corp., Bixby Energy Systems, Inc., and Robert A. Walker dated May 7, 2008.
10.2	Voting Agreement between GCA I Acquisition Corp. and Robert A. Walker dated March 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2008
GCA I ACQUISITION CORP, INC.

By:	/s/ Michael M. Membrado
Michael M. Membrado
President & Chief Executive Officer